UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2011

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2011, the Compensation Committee of the Board of Directors of Group 1 Automotive, Inc., established the objectives for the company's 2011 corporate incentive plan payable in 2012, for our executive officers. Incentive compensation will be based upon both financial and mission-based goals. Up to 50% of the incentive award will be financial-based (EPS target) and up to 50% of the incentive award will be based on mission-based goals established at the beginning of the year. The mission-based and financial portions of the bonus can be awarded independently so that achievement of one is not predicated on the achievement of the other. Under this plan, the bonus payout, as a percentage of each officer's base salary at January 1, 2011, is as follows:

Earl J. Hesterberg - Threshold Performance - 67% ($666,667); Target Performance - 83% ($833,333); and Maximum Performance - 100% ($1,000,000).

John C. Rickel - Threshold Performance - 67% ($333,333); Target Performance - 83% ($416,667); and Maximum Performance - 100% ($500,000).

Mark J. Iuppenlatz – Threshold Performance - 40% ($170,000); Target Performance - 50% ($212,500); and Maximum Performance - 60% ($255,000).

Darryl M. Burman - Threshold Performance - 40% ($152,000); Target Performance - 50% ($190,000); and Maximum Performance - 60% ($228,000).

J. Brooks O'Hara - Threshold Performance - 40% ($112,080); Target Performance - 50% ($140,100); and Maximum Performance - 60% ($168,120).

A copy of the 2011 Incentive Compensation Guidelines is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Group 1 Automotive, Inc. 2011 Incentive Compensation Guidelines

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

March 8, 2011	By:	/s/Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Group 1 Automotive, Inc. 2011 Incentive Compensation Guidelines